 Bonds.com Group, Inc. 8-K
Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BONDS.COM GROUP, INC.

Pursuant to §242 and §245 of the General Corporation Law of the State of Delaware, BONDS.COM GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby submits the following for the purposes of amending and restating its Certificate of Incorporation, and DOES HEREBY CERTIFY:

1.           The name of the Corporation is Bonds.com Group, Inc.  The Corporation’s original Certificate of Incorporation of IPO RUSSIA, INC. was filed on April 1, 2002, as amended by the Certificate of Amendment of the Certificate of Incorporation Before Payment of Capital of IPO RUSSIA, INC. dated April 12, 2002, the Certificate of Amendment of the Certificate of Incorporation of IPO RUSSIA, INC. dated December 18, 2007, the Certificate of Ownership Subsidiary into Parent (Section 253) Certificate of Ownership Merging Bonds.com Group, Inc. into IPO RUSSIA, INC. dated December 21, 2007, the Certificate of Correction of Bonds.com Group, Inc. dated December 23, 2009, the Certificate of Designation of the Series A Participating Preferred Stock of Bonds.com Group, Inc. dated January 11, 2010 (the “Series A Preferred Certificate”), the Certificate of Amendment of the Certificate of Incorporation of Bonds.com Group, Inc. dated March 31, 2010, the Certificate of Increase of Series A Participating Preferred Stock of Bonds.com Group, Inc. dated October 19, 2010, the Certificate of Designation of the Series B Convertible Preferred Stock and Series B-1 Convertible Preferred Stock of Bonds.com Group, Inc. dated October 19, 2010, the Certificate of Designation of the Series C Convertible Preferred Stock of Bonds.com Group, Inc. dated February 2, 2011 (the “Series C Preferred Certificate”), the Certificate of Designation of the Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock of Bonds.com Group, Inc. dated February 2, 2011, the Certificate of Correction of Bonds.com Group, Inc. dated June 20, 2011, the Certificate of Amendment of the Certificate of Incorporation of Bonds.com Group, Inc. dated July 1, 2011, the Certificate of Increase of Series A Participating Preferred Stock of Bonds.com Group, Inc. dated December 5, 2011 and the Certificate of Designation of the Series E Convertible Preferred Stock, Series E-1 Convertible Preferred Stock and Series E-2 Convertible Preferred Stock of Bonds.com Group, Inc. dated December 5, 2011 (the “Series E/E-1/E-2 Preferred Certificate”) (collectively, the “Prior Certificate of Incorporation”).

2.           This Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate of Incorporation”) was duly adopted in accordance with §242 and §245 of the General Corporation Law of the State of Delaware.

3.           Annexes A, B and C to this Amended and Restated Certificate of Incorporation include the original rights, preferences and restrictions set forth in the original Series A Preferred Certificate, Series C Preferred Certificate and Series E/E-1/E-2 Preferred Certificate, respectively, filed previously by the Corporation, and the provisions of such annexes do not reflect adjustments in such rights, preferences and restrictions as a result of events that have occurred since the date of the filings of such certificates, including, without limitation, the reverse stock split to be effected by this Amended and Restated Certificate of Incorporation.  Accordingly, the terms of such annexes that are subject to adjustment as a result of a reverse stock split shall require adjustment for the reverse stock split to be effected by this Amended and Restated Certificate of Incorporation, notwithstanding that the unadjusted provisions are included in such annexes.

4.           The Corporation no longer has outstanding any shares of its Series B Convertible Preferred Stock, par value $0.0001 per share, Series B-1 Convertible Preferred Stock, par value $0.0001 per share, Series D Convertible Preferred Stock, par value $0.0001 per share, or Series D-1 Convertible Preferred Stock, par value $0.0001 per share, and this Amended and Restated Certificate of Incorporation eliminates all such series of the Corporation’s preferred stock.

5.           The Corporation’s Prior Certificate of Incorporation is hereby amended and restated in its entirety, as set forth below:

ARTICLE I.

The name of the corporation is Bonds.com Group, Inc.

ARTICLE II.

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801-1120.  The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III.

The nature of the business and purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV.

The authorized capital stock of the Corporation shall be as follows:

A.           Authorized Capital Stock.  The total number of shares of capital stock which the Corporation is authorized to issue is 1,501,000,000 shares, of which 1,500,000,000 shares shall be designated as common stock, $0.0001 par value per share (the “Common Stock”), and 1,000,000 shares shall be designated as preferred stock, $0.0001 par value per share (the “Preferred Stock”).

1.           Preferred Stock.  The Preferred Stock shall be designated as follows:

(a)           508,000 shares shall be designated as Series A Participating Preferred Stock, $0.0001 par value per share (the “Series A Preferred”), which such number of shares may not be increased or decreased without the approval of the holders of a majority of the then outstanding shares of Series A Preferred and such shares shall have the rights, preferences and restrictions set forth in Annex A attached hereto and incorporated herein;

(b)           10,000 shares shall be designated as Series C Convertible Preferred Stock, $0.0001 par value per share (the “Series C Preferred”), which such number of shares may not be increased or decreased without the approval of the holders of at least 67% of the then outstanding shares of Series C Preferred and such shares shall have the rights, preferences and restrictions set forth in Annex B attached hereto and incorporated herein; and

(c)           12,000 shares shall be designated as Series E Convertible Preferred Stock, $0.0001 par value per share (the “Series E Preferred”), 1,400 shares shall be designated as Series E-1 Convertible Preferred Stock, $0.0001 par value per share (the “Series E-1 Preferred”), and 20,000 shares shall be designated as Series E-2 Convertible Preferred Stock, $0.0001 par value per share (the “Series E-2 Preferred”), in each case, such respective number of shares may not be increased or decreased without the approval of the holders of 66.6% of the then outstanding shares of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred, respectively, and which such shares shall have the rights, preferences and restrictions set forth in Annex C attached hereto and incorporated herein.

The Preferred Stock may be increased or decreased, and any series of Preferred Stock may be designated or eliminated, as provided in Section B of this Article IV.

2.           Reverse Stock Split.  At the Effective Time, every four hundred (400) shares of Common Stock (the “Pre-Split Common Shares”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock (the “Post-Split Common Shares”).  No certificates representing fractional shares shall be issued in connection with such reclassification.  Each stockholder of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash equal to the fraction of one whole share to which such stockholder would otherwise be entitled multiplied by the product of (a) the most recent closing price of the Common Stock reported on the OTCQB market prior to the Effective Time, and (b) four hundred (400).  Each certificate representing Pre-Split Common Shares shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Post-Split Common Stock into which the Pre-Split Common Shares represented by such certificate shall have been reclassified and combined, provided, however, that each holder of record of a certificate that represented Pre-Split Common Shares shall receive, upon surrender of such certificate, a new certificate representing the Post-Split Common Shares into which the Pre-Split Common Shares represented by such certificate have been reclassified.  For purposes of this Section A.2. of Article IV, “Effective Time” shall mean 7:00 p.m. EDT on April 25, 2013.

B.           Preferred Stock Blank Check Provision.  Subject to obtaining any consent required by this Amended and Restated Certificate of Incorporation, the shares of preferred stock shall be issuable in one or more series as determined from time to time by the Board of Directors.  The Board of Directors hereby is expressly vested with authority, by resolution or resolutions, to establish with respect to each such series, its designation, number, full or limited voting powers or the denial of voting powers, and relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof.  Subject to obtaining any consent required by this Amended and Restated Certificate of Incorporation, the authority of the Board of Directors with respect to each series shall include, but not be limited to, determining the following:

1.
the distinctive designations of such series and the number of shares which shall constitute such series, which number may be increased or decreased (except where otherwise provided by the Board of Directors in creating such series) from time to time by like action of the Board of Directors;

2.
whether dividends shall be payable with respect to such series and, if so, the annual rate or amount of dividends payable on shares of such series, whether such dividends shall be cumulative or noncumulative, the relation which any such dividends shall bear to dividends payable on any other series of such class or any other class of stock or series of any other class of stock, the conditions upon which and/or the dates when such dividends shall be payable, the date from which dividends on cumulative series shall accrue and be cumulative, and whether the payment of such dividends shall be in cash, common stock, preferred stock of the same or other series, or property;

3.
whether such series shall be redeemable and, if so, the terms and conditions of such redemption, including the time or times when and the price or prices at which shares of such series may be redeemed, and whether shares of such series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if any such retirement or sinking fund be established, the time or times any such payments are to be made and the terms and provisions relative to the operation thereof;

4.
the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets in connection with the winding up, of the corporation and whether such series shall be entitled to receive a priority in payment in the event of the liquidation, dissolution or winding up of the affairs of the corporation and, if so, the amount thereof;

5.
whether such series shall be convertible into or exchangeable for shares of any other series of such class or any other class of stock or series of any other class of stock and, if so, the terms and conditions thereof, including the date or dates when such shares shall be so convertible or exchangeable, and any adjustments which shall be made, and the circumstances in which any such adjustments shall be made, in such conversion or exchange prices or rates;

6.	whether such series shall have any voting rights in addition to those prescribed by law and, if so, the terms and conditions of exercise of such voting rights; and

7.	any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof.

ARTICLE V.

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the following provisions are inserted in this Amended and Restated Certificate of Incorporation for the regulation and conduct of the business and affairs of the Corporation:

1.           Directors may be removed from office with or without cause by the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote at an election of directors.

2.           The directors of the Corporation, by the affirmative vote of a majority of the whole board of directors of the corporation, at any regular or special meeting, shall have the power to adopt, amend or repeal By-laws of the Corporation; provided, however, that such power of the Board of Directors of the Corporation shall not divest the stockholders of the Corporation of their power to adopt, amend or repeal By-laws of the Corporation.

3.           In addition to the powers and authorities conferred upon the Board of Directors by this Amended and Restated Certificate of Incorporation, the Board of Directors may exercise all such powers and take all such actions as may be exercised or taken by the Corporation, subject, however, to the provisions of the laws of the State of Delaware, this Amended and Restated Certificate of Incorporation and the By-laws of the Corporation.

4.           Meetings of the stockholders may be held within or without the State of Delaware, as the By-laws of the Corporation may provide.

5.           The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors, or in the By-laws of the Corporation.

6.           Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

ARTICLE VI.

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.  If  a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said organization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE VII.

No director of the Corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which such director derived an improper personal benefit.  If the Delaware General Corporation Law (or any successor statute) hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation of personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law (or successor statute).  Neither the amendment nor repeal of this Article, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII.

The Corporation shall, to the fullest extent permitted by section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section.  To the extent permitted by law, the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise.  Such indemnification shall pertain both as to action in such person’s official capacity and as to action in another capacity while holding such office or directorship, shall continue as to a person who has ceased to be a director, officer, employee or agent as to action while acting in such capacity or holding such office or directorship, and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE IX.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, said BONDS.COM GROUP, INC. has caused this Amended and Restated Certificate of Incorporation to be signed by John Ryan, its Chief Financial Officer, this the 24th day of April 2013, and affirms that this Amended and Restated Certificate of Incorporation is said corporation’s act and deed and that the statements contained herein are true under penalties of perjury.

BONDS.COM GROUP, INC.

By:	/s/ John Ryan
Name: John Ryan
Title: Chief Financial Officer

ANNEX A

Series A Preferred

1.   Series A Participating Preferred Stock.  This Annex A sets forth the rights, preferences and restrictions of the Series A Preferred.  Except as expressly set forth herein, all references to sections and subsections below shall mean the sections and subsections set forth in this Annex A.

2.   Rank and Dividends.

(a)   Rank.  Except as permitted by this Annex A, the Series A Preferred shall, with respect to dividends and distributions upon liquidation, winding-up and dissolution of the Corporation, rank pari passu to the common stock, par value $0.0001 per share, of the Corporation (the “Common Stock”) and junior to any class or series of capital stock that ranks senior to the Series A Preferred as to dividends or distributions upon liquidation, winding-up and dissolution of the Corporation that is created in accordance with the Section 4(b).

(b)   Dividends.  The Corporation shall not declare, pay or set aside any dividends on shares of Common Stock unless (in addition to the obtaining of any consents required in the Amended and Restated Certificate of Incorporation of the Corporation) the holders of the Series A Preferred then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred in an amount at least equal to a rate per share of Series A Preferred determined by multiplying the amount of the dividend payable on each share of Common Stock by one hundred (100) (subject to appropriate adjustment in the event of any stock split, stock dividend, combination or other similar recapitalization with respect to the Series A Preferred if there is no proportionate action taken with respect to the Common Stock).

3.   Liquidation Preference.

(a)   Series A Preferred Stock Liquidation Preference.  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of any series of Preferred Stock which may from time to time come into existence, the holders of Series A Preferred shall be entitled to receive by reason of their ownership thereof, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock or the holders of any series of Preferred Stock expressly made junior to the Series A Preferred, an amount per share equal to $.01 (subject to appropriate adjustment in the event of any stock split, stock dividend, combination or other similar recapitalization with respect to the Series A Preferred) (such amount per share as of any date, the “Series A Liquidation Preference”).  If, upon the occurrence of such event, the assets and funds available for distribution among the holders of the Series A Preferred (and any other series of Preferred Stock expressly made pari passu with the Series A Preferred with respect to payments upon liquidation, dissolution or winding up, if applicable), shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then, subject to the rights of any series of Preferred Stock which may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred (and any other series of Preferred Stock expressly made pari passu with the Series A Preferred with respect to payments upon liquidation, dissolution or winding up, if applicable) in accordance with the respective full preferential amounts to which such holders are entitled.

(b)   Distribution of Remaining Assets.  Subject to the rights of any series of Preferred Stock which may from time to time come into existence, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after the payment of all preferential amounts required to be paid to the holders of shares of Series A Preferred and any other series of Preferred Stock having a preference with respect to liquidations, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of (i) shares of any series of Preferred Stock which may from time to time come into existence and have the right to participate in such distribution (and, in such case, in accordance with its liquidation preference and participation rights), and (ii) shares of Series A Preferred and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose each such share of Series A Preferred as if it had been converted into one hundred (100) shares of Common Stock (subject to appropriate adjustment in the event of any stock split, stock dividend, combination or other similar recapitalization with respect to the Series A Preferred if there is no proportionate action taken with respect to the Common Stock) immediately prior to such liquidation, dissolution or winding up of the Corporation and treating any other shares of Preferred Stock in accordance with the terms of their liquidation preference and participation rights.

(c)   Certain Acquisitions.  For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to occur on a Change of Control (as defined below).  In the event of any such deemed liquidation, provision shall be made in connection with such transaction to ensure that the holders of Series A Preferred receive, in connection with such transaction, (i) an amount at least equal to the amount that such holders would have received if net consideration payable to the holders of capital stock of the Corporation in such merger or consolidation, as applicable, were available for payment in liquidation, dissolution or winding up of the Corporation pursuant to Section 3(a) in the manner set forth in Section 3(b) above (i.e., in no event shall any consideration be paid in such transaction with respect to the Common Stock unless the full Series A Liquidation Preference is paid to the holders of the Series A Preferred in such transaction) or (ii) if the Change of Control occurs pursuant to clause (iii) of the definition thereof, the fair market value, calculated in accordance with Section 3(d) below, of each share of the Series A Preferred then outstanding.  If the consideration received by the Corporation in any deemed liquidation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors.  The Corporation shall give each holder of record of Series A Preferred written notice of any such impending transaction not later than ten (10) days prior the stockholders’ meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier.  For purposes hereof, “Change of Control” means (i) a sale, transfer, lease, exclusive license or other disposition of all or substantially all of the Corporation’s assets or business, (ii) any merger, consolidation, reorganization or other business combination transaction of the Corporation with or into another entity, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Corporation outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock or other voting equity of the Corporation or the surviving entity outstanding immediately after such transaction, or (iii) the direct or indirect acquisition (including by way of new issuance by the Corporation (other than issuances of shares in respect of options or warrants existing as of the date hereof, but solely to the extent that the issuance triggered a Change in Control without factoring in any additional purchases made by such Person subsequent to the date hereof (other than purchases pursuant to the foregoing options and warrants), re-sales of stock by existing shareholders, or a tender or exchange offer), in a single transaction or series of related transactions, by any person or entity, or persons or entities acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares of the Corporation’s capital stock representing at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation.

(d)   Determination of Fair Market Value.  For purposes of this Section 3, the fair market value of the Common Stock shall be determined as follows:

(i)   if, at the time of determination, the Common Stock is traded on a securities exchange or the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-period ending three days prior to the closing of such transaction;

(ii)   if, at the time of determination, the Common Stock is actively traded over-the-counter, the value shall be deemed to be the average of the closing bid and offer prices over the 30-day period ending three days prior to the closing of such transaction; or

(iii)   if, at the time of determination, there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.  The Board of Directors shall notify the holders of Series A Preferred of any determination of fair market value made pursuant to this Section 3(d)(iii) no later than 30 days after the date of the deemed liquidation (which notification may be given prior to such deemed liquidation).  If within 15 days after such notification is made, holders of a majority of the then outstanding shares of Series A Preferred notify the Board of Directors in writing of their objection to the calculation of fair market value (including their determination of such fair market value), the valuation shall be submitted for determination by an independent appraiser mutually acceptable to the Corporation and holders of a majority of the then outstanding shares of Series A Preferred. The valuation of such independent appraiser shall be final and conclusive on the Corporation and all holders of Series A Preferred, their successors and assigns.  All costs of the independent appraiser incurred pursuant to this Section 3(d)(iii) shall be borne (A) by the Corporation, if the Board of Director’s determination of fair market value differs from the independent appraiser’s determination by one hundred and twenty percent (120%) or more of the amount, if any, by which the objecting holder’s determination of fair market value differs from the independent appraiser’s determination, (B) by the objecting holders, if their determination of fair market value differs from the independent appraiser’s determination by one hundred and twenty percent (120%) or more of the amount, if any, by which the Board of Director’s determination of fair market value differs from the independent appraiser’s determination, or (C) equally by both the Corporation and the objecting holders if neither the foregoing clause (A) nor the foregoing clause (B) applies.

4.   Voting Rights.

(a)   General Manner.  Except as may otherwise be required by applicable law or pursuant to the provisions of Section 4(b) below, the Series A Preferred shall not have the right to vote with respect to any matters.  The number of authorized shares of Preferred Stock (other than Series A Preferred) may be increased or decreased (but not below the sum of the number of shares thereof then outstanding and the number of shares required for exercise of any rights to purchase or otherwise acquire shares of Preferred Stock) by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law, and the holders of Series A Preferred shall not have any separate class vote with respect thereto unless expressly required by Section 4(b) below.

(b)   Stockholder Approval on Certain Actions by the Corporation.  In addition to any other vote or consent required by law or this Annex A, for so long as any shares of Series A Preferred are outstanding, the Corporation shall not (either directly or indirectly by amendment, merger, consolidation, sale of substantially all of its assets, liquidation, dissolution, winding-up, reorganization or otherwise), without first obtaining the affirmative vote or written consent of the holders of at least a majority of the Series A Preferred then outstanding, voting together as a single class, take any action that:

(i)   alters the rights, preferences or privileges of the Series A Preferred;

(ii)   creates any new class or series of shares, or issues any such shares or options or convertible securities exercisable or convertible into such shares, that have a preference over the Series A Preferred with respect to dividends or liquidation preferences to the extent such shares are issued or to be issued by the Corporation pro rata in respect of outstanding shares of Common Stock of the Corporation;

(iii)   increases or decreases the authorized number of shares of Series A Preferred;

(iv)   reclassifies Common Stock into shares having a preference over or parity with the Series A Preferred with respect to dividends or liquidation preferences;

(v)   authorizes or pays any dividend or other distribution with respect to the Common Stock without payment in full of dividends on the Series A Preferred;

(vi)   results in (A) the consolidation or merger of the Corporation with or into any other corporation or business entity (other than with or into a wholly-owned domestic subsidiary of the Corporation or with respect to such consolidation or merger where not more than 50% of the voting power of the Corporation is transferred to any party or parties other than the existing stockholders of the Corporation), (B) the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or (C) the liquidation, dissolution, winding-up or reorganization of the Corporation if, in each case, such transaction would result in any disproportionate adverse consequences for the holders of Series A Preferred (solely in the respect to their rights as stockholders);

(vii) (A) commences a voluntary proceeding seeking liquidation, reorganization or other relief with respect to the Corporation or the debts of the Corporation under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Corporation or a substantial part of the property of the Corporation, (B) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Corporation, (C) makes a general assignment for the benefit of creditors, (D) generally results in the failure to pay the debts of the Corporation as they become due, or (E) authorizes any of the foregoing if, in each case, such action would result in any disproportionate adverse consequences for the holders of Series A Preferred (solely in the respect to their rights as stockholders); or

(viii)  alters or amends the provisions of this Section 4.

5.   Anti-dilution.  In case the Corporation shall (i) pay a dividend in shares of its Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then Corporation shall take the equivalent action with respect to the Series A Preferred.  In the event the Corporation shall issue any shares of its capital stock in a reclassification of the Common Stock, then each reference in this Annex A to “Common Stock” shall be a reference to the kind of securities resulting from such reclassification and the Corporation shall treat any additional securities issued as part of the reclassification as if it were a subdivision pursuant to clause (ii) above.

6.   Fractional Shares.  Series A Preferred may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights (if any), receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred.

7.   Notices of Record Date.  In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred, at least five (5) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the anticipated amount and character of such dividend, distribution or right; provided, however, that the foregoing obligations may be waived prospectively or retrospectively by holders of shares of Series A Preferred representing at least a majority of the outstanding shares of Series A Preferred.

8.   Notices.  Any notice required by the provisions of this Annex A to be given to the holders of Series A Preferred shall be deemed to have been sufficiently received (except as otherwise provided herein) (a) upon receipt when personally delivered, (b) one (1) day after being sent by overnight delivery or facsimile providing confirmation or receipt of delivery, or (c) three (3) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

* * * * *

ANNEX B

Series C Preferred

1.   Series C Convertible Preferred Stock.

This Annex B sets forth the rights, preferences and restrictions of the Series C Preferred.  Except as expressly set forth herein, all references to sections and subsections below shall mean the sections and subsections set forth in this Annex B.

2.   Rank and Dividends.

(a)   Rank.  Except as permitted by this Annex B, the Series C Preferred shall, with respect to dividends and distributions upon liquidation, winding-up and dissolution of the Corporation, rank (i) senior to the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) pari passu with the Corporation’s Series A Participating Preferred Stock, par value $0.0001 per share (the “Series A Preferred”) (except that solely to the extent the Series A Preferred ranks pari passu with the Common Stock, the Series C Preferred shall rank senior to the Series A Preferred for such purposes), (iii) junior to the Corporation’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred”), Series B-1 Convertible Preferred Stock, par value $0.0001 per share (the “Series B-1 Preferred”), Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred”), and Series D-1 Convertible Preferred Stock, par value $0.0001 per share (the “Series D-1 Preferred”), and (iv) junior to any class or series of capital stock that expressly ranks senior to the Series C Preferred as to dividends or distributions upon liquidation, winding-up and dissolution of the Corporation that is created in accordance with Section 4(c).

(b)   Dividends.  Beginning on the Determination Date, the Corporation shall not declare, pay or set aside any dividends on shares of Common Stock or any series of Preferred Stock expressly made junior to the Series C Preferred (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consent required by Section 4(c)) the holders of the Series C Preferred then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C Preferred in an amount at least equal to (i) in the case of a dividend on Common Stock or any such class or series that is convertible into Common Stock, that dividend per share of Series C Preferred as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series C Preferred, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any such class or series that is not convertible into Common Stock, at a rate per share of Series C Preferred determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series C Conversion Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series C Preferred pursuant to this Section 2(b) shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series C Preferred dividend.

3.   Liquidation Preference.

(a)   Series C Preferred Liquidation Preference Prior to the Determination Date.  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, prior to the Determination Date, subject to the rights of holders of Series B Preferred and Series D Preferred and holders of any series of Preferred Stock which may from time to time come into existence in accordance with the terms of this Annex B, the holders of Series C Preferred shall be entitled to receive by reason of their ownership thereof, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, to the holders of Series A Preferred pursuant to Section 3(b) of Annex A of this Amended and Restated Certificate of Incorporation of the Corporation or the holders of any series of Preferred Stock expressly made junior to the Series C Preferred and pari passu with the distribution pursuant to Section 3(a) of the Annex A of this Amended and Restated Certificate of Incorporation of the Corporation, an aggregate amount equal to the greater of (i) the sum of (A) $4,000,000 plus (B) the Conversion Value (as defined below); provided, however that such aggregate amount shall in no event be greater than $10,000,000, and (ii) the sum of (A) $4,000,000 plus (B) the amount which such holders would have received in such liquidation, dissolution or winding up had all holders of Series C Preferred converted their shares of Series C Preferred into shares of Common Stock on the date immediately preceding such liquidation, dissolution or winding up and the Conversion Value was determined in accordance with clause (E) of the definition of Determination Trigger Date (such aggregate amount, the “Pre-Determination Date Liquidation Preference”).  In such event, each share of Series C Preferred shall be entitled to an amount equal to the Pre-Determination Date Liquidation Preference divided by the total number of shares of Series C Preferred issued and outstanding on the Series C Original Issue Date.

(b)   Series C Preferred Liquidation Preference On and After the Determination Date.  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, on or after the Determination Date, subject to the rights of holders of Series B Preferred and Series D Preferred and holders of any series of Preferred Stock which may from time to time come into existence in accordance with the terms of this Annex B, the holders of Series C Preferred as a whole shall be entitled to receive by reason of their ownership thereof, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, to the holders of Series A Preferred pursuant to Section 3(b) of Annex A of this Amended and Restated Certificate of Incorporation of the Corporation or the holders of any series of Preferred Stock expressly made junior to the Series C Preferred and pari passu with the distribution pursuant to Section 3(a) of Annex A of this Amended and Restated Certificate of Incorporation of the Corporation, an aggregate amount equal to the greater of (i) the sum of  (A) $4,000,000 plus (B) the product of the aggregate number of Conversion Shares multiplied by $0.10 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), provided, however, that such aggregate amount shall in no event be greater than $10,000,000 and (ii) the amount which such holders would have received in such liquidation, dissolution or winding up had all holders of Series C Preferred converted their shares of Series C Preferred into shares of Common Stock on the date immediately preceding such liquidation, dissolution or winding up and the Conversion Value was determined in accordance with clause (E) of the definition of Determination Trigger Date (such aggregate amount, the “Post-Determination Date Liquidation Preference”).  In such event, each share of Series C Preferred shall be entitled to an amount equal to the Post-Determination Date Liquidation Preference divided by the total number of shares of Series C Preferred issued and outstanding on the Series C Original Issue Date.

(c)   Certain Acquisitions.  For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to occur on a Change of Control (as defined below).  Subject to the rights of holders of Series B Preferred and Series D Preferred and holders of any series of Preferred Stock which may from time to time come into existence in accordance with the terms of this Annex B and subject to Section 3(d) below, in the event of any such deemed liquidation, provision shall be made in connection with such transaction to ensure that the holders of Series C Preferred receive, in connection with such transaction, an amount per share at least equal to the Change of Control Liquidation Preference (as defined below).  If the consideration received by the Corporation in any deemed liquidation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors, including the Series D Designee (as defined below) (if any).  The same order or priority set forth in Sections 3(a) and 3(b) above shall apply to any payments pursuant to this Section 3(c).  The Corporation shall give each holder of record of Series C Preferred written notice of any such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier.  For purposes hereof, (i) “Change of Control” means (A) a consolidation, merger, reorganization or other form of acquisition of or by the Corporation in which the Corporation’s stockholders immediately prior to the transaction retain less than 50% of the voting power of, or economic interest in, the surviving or resulting entity (or its parent), (B) a sale of more than a majority of the Corporation’s assets, (C) the acquisition by any person or group of persons of more than 50% of the Corporation’s outstanding voting securities or (D) during any period of twenty-four (24) consecutive months, Continuing Directors (as defined below) cease for any reason to constitute a majority of the directors of the Board of Directors or the board of directors of the surviving or resulting entity (or its parent) and (ii) “Continuing Director” means, as of any determination date, any member of the Board of Directors or the board of directors of the surviving or resulting entity (or its parent) who: (V) was a member of the Board of Directors as of the Series C Original Issue Date, (W) was a member of the Board of Directors on the date that was twenty-four (24) months prior to such determination date, (X) was the Series D Designee or the Oak Designee, (Y) was nominated with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, or (Z) was elected with the approval of holders of at least a majority of the Series C Preferred or Series D Preferred.

(d)   Provisions Regarding Distributions to Holders of Series C Preferred.  If, upon the occurrence of any liquidation, dissolution or winding up of the Corporation (including, without limitation, any deemed liquidation pursuant to Section 3(c)), the assets and funds available for distribution among the holders of the Series C Preferred and the Series A Preferred (solely with respect to the distribution pursuant to Section 3(a) of Annex A of this Amended and Restated Certificate of Incorporation) and any other series of Preferred Stock expressly made pari passu with the Series C Preferred with respect to payments upon liquidation, dissolution or winding up, if applicable, shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then, subject to the rights of any series of Preferred Stock which may from time to time come into existence in accordance with the terms of this Annex B, the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred and Series A Preferred (solely to the extent of the distribution pursuant to Section 3(a) of Annex A of this Amended and Restated Certificate of Incorporation of the Corporation) and any other series of Preferred Stock expressly made pari passu with the Series C Preferred with respect to payments upon liquidation, dissolution or winding up, if applicable in accordance with the respective full preferential amounts to which such holders are entitled.

(e)   Distribution of Remaining Assets.  Subject to the rights of any series of Preferred Stock which may from time to time come into existence in accordance with the terms of this Annex B, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (including, without limitation, any deemed liquidation pursuant to Section 3(c)), after the payment of all preferential amounts required to be paid to the holders of shares of Series D Preferred, Series D-1 Preferred, Series C Preferred, Series A Preferred (solely with respect to the distribution pursuant to Section 3(a) of Annex A of this Amended and Restated Certificate of Incorporation of the Corporation) and any other series of Preferred Stock having a preference with respect to liquidations, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of Series A Preferred and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose each such share of Series A Preferred as if it had been converted into one hundred (100) shares of Common Stock (subject to appropriate adjustment in the event of any stock split, stock dividend, combination or other similar recapitalization with respect to the Series A Preferred if there is no proportionate action taken with respect to the Common Stock) immediately prior to such liquidation, dissolution or winding up of the Corporation and treating any other shares of Preferred Stock in accordance with the terms of their liquidation preference and participation rights.

(f)   Definition of Change of Control Liquidation Preference.  As used herein, the term “Change of Control Liquidation Preference” means:

(i)
in the event a deemed liquidation pursuant to Section 3(c) occurs prior to the Determination Date and prior to the date eight months after the Series C Original Issue Date, an amount equal to the greater of (A) the Pre-Determination Date Liquidation Preference and (B) $6,000,000;

(ii)
in the event a deemed liquidation pursuant to Section 3(c) occurs prior to the Determination Date and on or after the date eight months after the Series C Original Issue Date but prior to the date twenty months after the Series C Original Issue Date, an amount equal to the greater of (A) the Pre-Determination Date Liquidation Preference and (B) $8,000,000;

(iii)
in the event a deemed liquidation pursuant to Section 3(c) occurs prior to the Determination Date and on or after the date twenty months after the Series C Original Issue Date, an amount equal to the greater of (A) the Pre-Determination Date Liquidation Preference and (B) $10,000,000; and

(iv)	in the event a deemed liquidation pursuant to Section 3(c) occurs on or after the Determination Date, an amount equal to the Post-Determination Date Liquidation Preference.

The Change of Control Liquidation Preference per share shall equal the aggregate amount determined pursuant to the foregoing divided by the total number of shares of Series C Preferred issued and outstanding.

4.   Voting Rights.

(a)   General Manner Prior to the Determination Date.  Prior to the Determination Date, except as may otherwise be required by applicable law or pursuant to the provisions of Section 1 or Section 4(c) or (d) or elsewhere in this Annex B, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series C Preferred shall be entitled to cast the number of votes equal to the product of 1,250 and the number of whole shares of Series C Preferred held by such holder as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the provisions of Section 1 or Section 4(c) and (d), holders of Series C Preferred shall vote together with the holders of Common Stock, and with holders of any other series of Preferred Stock the terms of which so provide, as a single class.

(b)   General Manner On and After the Determination Date.  On and after the Determination Date, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series C Preferred shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  The voting rights and entitlement of the issued and outstanding shares of Series C Preferred shall be determined as if the restriction set forth in Section 7 does not apply and, in no event, shall the restriction set forth in Section 7 have any impact or effect on the voting rights or entitlement of the shares of Series C Preferred.  Except as provided by law or by the provisions of Section 1 or Section 4(c) and (d), holders of Series C Preferred shall vote together with the holders of Common Stock, and with holders of any other series of Preferred Stock the terms of which so provide, as a single class.

(c)   Approval by Holders of Series C Preferred of Certain Actions by the Corporation.  In addition to any other vote or consent required by law or this Annex B, for so long as any holder of Series C Preferred shall hold at least 25% of the total number of shares of Series C Preferred that were issued on the Series C Original Issue Date, the Corporation shall not (either directly or indirectly by amendment, merger, consolidation, sale of substantially all of its assets, liquidation, dissolution, winding-up, reorganization or otherwise), without first obtaining the affirmative vote or written consent of the holders of at least 67% of the shares of the Series C Preferred then outstanding, voting together as a single class, take any action that:

(i)           alters the rights, preferences or privileges of the Series C Preferred;

(ii)           creates any new class or series of shares, or issues any such shares or options or convertible securities exercisable or convertible into such shares, that have a preference over or are on parity with the Series C Preferred with respect to dividends or liquidation preferences other than the Series D Preferred and Series D-1 Preferred;

(iii)           reclassifies Common Stock or Series A Preferred into shares that have a preference over or are on parity with the Series C Preferred with respect to dividends or liquidation preferences (to an extent to which such shares are not on parity with the Series C Preferred on the Series C Original Issue Date);

(iv)           adversely affects or would result in any disproportionate adverse consequences for the holders of Series C Preferred (solely in respect of their rights as stockholders); or

(v)           alters or amends the provisions of this Section 4.

(d)   Approval by Holders of Series C Preferred, Series D Preferred and Series D-1 Preferred of Certain Actions by the Corporation.  In addition to any other vote or consent required by law or this Annex B, for so long as any holder of Series C Preferred shall hold at least 25% of the total number of shares of Series C Preferred that were issued on the Series C Original Issue Date, the Corporation shall not (either directly or indirectly by amendment, merger, consolidation, sale of substantially all of its assets, liquidation, dissolution, winding-up, reorganization or otherwise), without first obtaining the affirmative vote or written consent of the holders of at least 67% of the shares of the Series C Preferred, Series D Preferred and Series D-1 then outstanding (but the participation of holders of Series D Preferred and Series D-1 Preferred in such vote or written consent shall be required only if the holders thereof have such right pursuant to Section 4(d) of the Certificate of Designation of the Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock), voting together as a single class (provided that the respective votes per share of the Series C Preferred, Series D Preferred and Series D-1 Preferred shall be determined on an as-converted to Common Stock basis and, provided further, that if the Determination Date has not occurred as of the record date for such vote, the Conversion Shares shall be determined as if the Conversion Value was determined as of such record date (or, if such record date is not the last day of a month, the last day of the immediately preceding month)), take any action that:

(i)   authorizes or pays any dividend or other distribution with respect to the Series A Preferred or Common Stock;

(ii)   results in (A) the consolidation or merger of the Corporation with or into any other corporation or business entity (other than with or into a wholly-owned domestic subsidiary of the Corporation or with respect to such consolidation or merger where not more than 50% of the voting power of the Corporation is transferred to any party or parties other than the existing stockholders of the Corporation), (B) the sale, pledge or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or (C) the liquidation, dissolution, winding-up, conversion or reorganization of the Corporation, but excluding, in each case, any (Y) pledge of assets of the Corporation in connection with the Corporation’s incurrence of indebtedness permitted by Section 4(d)(iv) and (Z) any non-exclusive license to use any of the Corporation’s electronic trading platforms or software that is entered into by the Corporation in the ordinary course of its business;

(iii)   (A) commences a voluntary proceeding seeking liquidation, reorganization or other relief with respect to the Corporation or the debts of the Corporation under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Corporation or a substantial part of the property of the Corporation, (B) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Corporation, (C) makes a general assignment for the benefit of creditors, (D) generally results in the failure to pay the debts of the Corporation as they become due, or (E) authorizes any of the foregoing;

(iv)   incurs indebtedness for borrowed money unless the Corporation would have, after giving pro forma effect to such incurrence, an EBITDA-to-interest ratio of at least 2:1;

(v)   results in the repurchase or redemption by the Company of equity securities of the Company, except (i) to the extent permitted by the Series D Stockholders’ Agreement, dated as of February 2, 2011, among the Corporation and the stockholders party thereto, or (ii) as approved by the Board of Directors, including the consent of the Oak Designee or Series D Designee (if any); or

(vi)   results in a material change in the principal business of the Corporation, except as approved by the Board of Directors, including the consent of the Oak Designee or Series D Designee (if any).

Notwithstanding the foregoing, the Corporation shall be permitted (either directly or indirectly) by amendment, merger, consolidation, sale of substantially all of its assets, liquidation, dissolution, winding-up, reorganization or otherwise) to take any of the actions set forth in this Section 4(d), without first obtaining any affirmative vote or written consent required pursuant to this Section 4(d), if, in connection therewith, the holders of Series C Preferred would either directly or indirectly receive aggregate cash proceeds, securities that are publicly traded and that may be sold without restriction promptly after receipt or receive an aggregate dividend and/or distribution from the Corporation in an amount equal to at least the Change of Control Liquidation Preference (determining the same as if the action set forth in Section 4(d) was a Change of Control).

5.   Optional Conversion.  Subject to Section 7, the holders of Series C Preferred shall have conversion rights as follows:

(a)   Series C Preferred Right to Convert; Determination of Conversion Value.

(i)   At the option of the holder or holders of a majority of the issued and outstanding shares of Series C Preferred, all (but not less than all) shares of Series C Preferred may be converted, at any time, and without the payment of additional consideration by the holders thereof, into such aggregate number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Conversion Value (as defined below), by (ii) the Series C Conversion Price (the “Conversion Rate”).  The aggregate number of shares of Common Stock into which the Series C Preferred are convertible are referred to herein as the “Conversion Shares.”   The “Series C Conversion Price” shall initially be $0.10.  Such Series C Conversion Price, and the rate at which shares of Series C Preferred may be converted into shares of Common Stock, shall be subject to adjustment as provided below.  Each share of Series C Preferred shall be converted into the number of fully paid and nonassessable shares of Common Stock as is equal to the Conversion Shares divided by the total number of shares of Series C Preferred issued and outstanding on the Series C Original Issue Date.

(ii)   The Conversion Value will be determined pursuant to the Agreement With Respect to Conversion, dated as of the Series C Original Issue Date, by and among the Corporation and Beacon Capital Strategies, Inc. (as amended, supplemented or otherwise modified from time to time, the “Determination Agreement”), and shall thereafter be fixed.  Such determination of the Conversion Value shall be made following the earlier to occur of (A) the Conversion Date (as defined below), (B) the last day of any month during the thirty (30) month period following the Series C Original Issue Date on which Gross Revenues (as defined in the Determination Agreement) equals at least $3,300,000, (C) written notice from the holder or holder(s) of a majority of the Series C Preferred to the Corporation that they desire to determine the Conversion Value, (D) the first day following the end of the thirtieth full month following the Series C Original Issue Date, and (E) the date immediately preceding the occurrence of a liquidation, dissolution or winding up of the Corporation (including, without limitation, a deemed liquidation pursuant to Section 3(c)) (collectively, the “Determination Trigger Date”).  As used herein, the term “Conversion Value” means the Conversion Value determined pursuant to the Determination Agreement; and the term “Determination Date” means the date on which the Conversion Value is finally determined pursuant to the Determination Agreement.

(b)   Fractional Shares.  When calculating the number of shares of Common Stock into which shares of Series C Preferred shall be converted, the Corporation shall calculate to the largest whole share of Common Stock rounding down for any fractional shares of Common Stock into which the shares of Series C Preferred would otherwise convert.  No fractional shares of Common Stock shall be issued upon conversion.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to such fraction multiplied by the then effective applicable Series C Conversion Price.  The determination as to whether or not to make any cash payment in lieu of the issuance of fractional shares shall be based upon the total number of shares of Series C Preferred being converted at any one time by a holder thereof, not upon each share of Series C Preferred being converted.

(c)   Mechanics of Conversion.

(i)   In order for the holder or holders of a majority of the issued and outstanding shares of Series C Preferred (the “Majority Holder(s)”) to convert the shares of Series C Preferred pursuant to this Section 5, such holder(s) shall surrender the certificate or certificates for their shares of Series C Preferred (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) at the office of the transfer agent for the Series C Preferred (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder(s) elect to convert all of the issued and outstanding shares of the Series C Preferred.  The date of such surrender and delivery of written notice shall be the “Conversion Date” hereunder.  Such notice shall state such holder(s)’s name(s) or the names of the nominees in which such holder(s) wish the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing.  5:00 PM local time on the date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion time (the “Conversion Time”).  As soon as practicable after the Conversion Time, the Corporation shall send all holders of record of shares of Series C Preferred written notice of the conversion of the Series C Preferred pursuant to this Section 5.  Upon receipt of such notice, each holder of shares of Series C Preferred (other than the Majority Holders) shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Series C Preferred converted pursuant to this Section 5, including the rights, if any, to receive notices (other than notices required by this Section 5(c)(i)) and vote, will terminate at the Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except for the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence.  As soon as practicable after the Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series C Preferred, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash, as provided in Section 5(c), in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion.  Such converted Series C Preferred shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series C Preferred Stock accordingly.

(ii)   From and after the date that the Charter Amendment (as defined in Section 7) becomes effective under the DGCL, the Corporation shall at all times when the Series C Preferred shall be outstanding, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series C Preferred, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred.  Before taking any action that would cause an adjustment reducing the applicable Series C Conversion Price below the then par value of the capital stock issuable upon conversion, the Corporation will take any corporate action which may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock as shall be sufficient for such purpose.

(iii)   Upon any conversion, no adjustment to the Series C Conversion Price shall be made for any accrued or declared but unpaid dividends on Series C Preferred surrendered for conversion or on the Common Stock delivered upon conversion.  If any such dividends exist at the time of conversion, they shall be cancelled.

(iv)   Any shares of Series C Preferred so converted shall be automatically retired and cancelled and may not be reissued as shares of Series C Preferred, and shall resume the status of authorized but unissued shares of Preferred Stock undesignated as to series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series C Preferred accordingly or to eliminate the designation of the Series C Preferred.

(v)   The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C Preferred pursuant to this Section 5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C Preferred so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(d)   Adjustments to Series C Conversion Price for Diluting Issues.

(i)   Special Definitions.  For purposes of this Section 5 and elsewhere herein, the following definitions shall apply:

(1)   “Oak Designee” has the meaning given to it in the Series D Stockholders’ Agreement, dated as of February 2, 2011, among the Corporation and the stockholders party thereto.

(2)   “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(3)   “Series C Original Issue Date” shall mean the date on which the first share of Series C Preferred was issued.

(4)   “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(5)   “Series D Designee” has the meaning given to it in the Series D Stockholders’ Agreement, dated as of February 2, 2011, among the Corporation and the stockholders party thereto.

(6)   “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 5(d)(iii) below, deemed to be issued) by the Corporation after the Series C Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(A)   shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on the Series D Preferred or Series D-1 Preferred;

(B)   shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Sections 5(f), 5(g), or 5(h);

(C)   up to 72,850,000 shares of Common Stock, including Options therefor (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to the 2011 Equity Plan, as the same may be amended from time to time (the “Plan”), of the Corporation, whether issued before or after the Series C Original Issue Date (provided that any Options for such shares that expire or terminate unexercised or any restricted stock repurchased by the Corporation at cost shall not be counted toward such maximum number unless and until such shares are re-granted as new stock grants (or as new Options) pursuant to the terms of the Plan);

(D)   shares of Common Stock or Convertible Securities actually issued upon the exercise of Options (including, without limitation, Options outstanding as of the Series C Original Issue Date) or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities (including, without limitation, Convertible Securities outstanding as of the Series C Original Issue Date), in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; or

(E)   shares of Common Stock, Options or Convertible Securities issued (i) to suppliers, third party service providers or strategic partners in connection with the provision of goods or services or commercial transaction, or (ii) in connection with sponsored research, collaboration, technology licensing, technology development, marketing, or strategic partnerships or relationships, in each case, as approved by the Board of Directors of the Corporation, including the Oak Designee or Series D Designee (if any).

(ii)   No Adjustment of Series C Conversion Price.  No adjustment in the Series C Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 67% of the then outstanding shares of Series C Preferred, voting as a single class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(iii)   Deemed Issue of Additional Shares of Common Stock.

(1)   If the Corporation at any time or from time to time after the Series C Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(2)   If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series C Conversion Price pursuant to the terms of Section 5(d)(iv), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series C Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series C Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment pursuant to this Section 5(d)(iii)(2) shall have the effect of increasing the Series C Conversion Price to an amount which exceeds the lower of (i) the Series C Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series C Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(3)   If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series C Conversion Price pursuant to the terms of Section 5(d)(iii)(2) (either because the consideration per share (determined pursuant to Section 5(d)(v)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series C Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series C Original Issue Date), are revised after the Series C Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 5(d)(iii)(2)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(4)   Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series C Conversion Price pursuant to the terms of Section 5(d)(iv), the Series C Conversion Price shall be readjusted to such Series C Conversion Price as would have been obtained had such Option or Convertible Security (or portion thereof) never been issued.

(5)   If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series C Conversion Price provided for in this Section 5(d)(iii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (2) and (3) of this Section 5(d)(iii).  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series C Conversion Price that would result under the terms of this Section 5(d)(iii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series C Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(iv)   Adjustment of Series C Conversion Price Upon Issuance of Additional Shares of Common Stock.  In the event the Corporation shall issue, at any time after the Series C Original Issue Date until the date that is eighteen months after the Series C Original Issue Date (the “Anti-Dilution Period”), Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(d)(iii)), without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to such issue, then the Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1*  (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(A)   “CP2” shall mean the Series C Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(B)   “CP1” shall mean the Series C Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(C)   “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series C Preferred) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(D)   “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(E)   “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

Upon the expiration of the Anti-Dilution Period, this Section 5(d) shall expire and no adjustment to the Series C Conversion price shall be made pursuant to the terms of this Section 5(d); provided that any subsequent adjustment contemplated by Sections 5(d)(iii)(2) or (4) or 5(d)(v)(3) shall nevertheless be made.

(v)   Determination of Consideration.  For purposes of this Section 5(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1)   Cash and Property:  Such consideration shall:

(A)   insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(B)   insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors (including the Series D Designee (if any)); and

(C)   in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors (including the Series D Designee, if any).

(2)   Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

(A)   the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B)   the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(3)   Multiple Closing Dates.  In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series C Conversion Price pursuant to the terms of Section 5(d)(iv), and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series C Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(e)   Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Series C Original Issue Date effect a subdivision of the outstanding Common Stock, the Series C Conversion Price then in effect immediately before that subdivision shall be proportionately decreased.  If the Corporation shall at any time or from time to time after the Series C Original Issue Date combine the outstanding shares Common Stock, the Series C Conversion Price then in effect immediately before the combination shall be proportionately increased.  Any adjustment under this Section 5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f)   Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time, or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series C Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series C Conversion Price then in effect by a fraction: (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series C Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series C Conversion Price shall be adjusted pursuant to this Section 5(f) as of the time of actual payment of such dividends or distributions; and provided further, that no such adjustment shall be made if the holders of Series C Preferred simultaneously receive an identical dividend or distribution in shares of Common Stock in a number equal to the number of shares of Common Stock that they would have received if all outstanding shares of Series C Preferred had been converted into Common Stock immediately prior to such event.

(g)   Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series C Preferred shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series C Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 5(g); and provided further, that no such adjustment shall be made if the holders of Series C Preferred simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities that they would have received if all outstanding shares of Series C Preferred had been converted into Common Stock immediately prior to such event.

(h)   Adjustment for Reclassification, Exchange, Merger or Substitution.  If the Common Stock issuable upon the conversion of Series C Preferred shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, consolidation, merger or otherwise (other than a subdivision or combination of shares or stock dividend provided for above), then and in each such event the holder of each such share of Series C Preferred shall thereafter be convertible (in lieu of the Common Stock into which it was previously convertible) into the kind and amount of shares of stock and other securities and property receivable, upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series C Preferred might have been converted immediately prior to such reorganization, reclassification, consolidation, merger or change, all subject to further adjustment as provided herein.

6.   Mandatory Conversion.  After the Determination Date, subject to Section 7, in the event that (a) shares of Common Stock are listed on a national securities exchange and trade with a closing price of at least 200% of the Series C Conversion Price then in effect for a period of 180 consecutive trading days on average trading volume of not less than 250,000 shares per day over the subject 180-day trading period (as adjusted ratably for stock splits, reclassifications and other like kind events affecting the Common Stock) and (b) the Common Stock has an aggregate market value of at least $40,000,000 as of the last day of such 20-trading day period, each outstanding share of Series C Preferred shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is equal to the Conversion Shares divided by the total number of shares of Series C Preferred issued and outstanding on the Series C Original Issue Date.  All certificates evidencing shares of Series C Preferred shall, from and after the Mandatory Conversion, be deemed to have been retired and cancelled and the shares of Series C Preferred represented thereby converted into Common Stock, as applicable, for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.  All rights with respect to the Series C Preferred converted pursuant to this Section 6 will terminate immediately upon the triggering of an automatic conversion pursuant to this Section 6, except the right to receive the securities issuable upon conversion.  Such converted Series C Preferred may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without need for stockholder action) as may be necessary to reduce the authorized number of shares of Series C Preferred accordingly.  All holders of record of shares of Series C Preferred shall be sent written notice of the Mandatory Conversion and the place designated for mandatory conversion of all such shares of Series C Preferred pursuant to this Section 6.  Such notice need not be sent in advance of the occurrence of the Mandatory Conversion.  Upon receipt of such notice, each holder of shares of Series C Preferred shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  As soon as practicable after the Mandatory Conversion and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series C Preferred, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion, together with cash in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion.  Any accrued but unpaid dividends on the converted shares of Series C Preferred shall be cancelled, and no adjustment to the Series C Conversion Price shall be made for any such dividends.

7.   Limitation of Conversion Rights. Notwithstanding anything to the contrary in Sections 5 and 6, the Series C Preferred shall not be convertible, at the option of the holder thereof pursuant to Section 5 or automatically pursuant to Section 6, into shares of Common Stock unless and until the Corporation adopts and files with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Certificate of Incorporation that increases the authorized Common Stock to at least 1,000,000,000 shares (the “Charter Amendment”) and the Charter Amendment becomes effective under the DGCL.

8.   Fractional Shares.  Series C Preferred may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights (if any), receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred.

9.   Notices of Record Date.  In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series C Preferred, at least five (5) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the anticipated amount and character of such dividend, distribution or right; provided, however, that the foregoing obligations may be waived prospectively or retrospectively by holders of shares of Series C Preferred representing at least a majority of the outstanding shares of Series C Preferred.

10.   Notices.  Any notice required by the provisions of this Annex B to be given to the holders of Series C Preferred shall be deemed to have been sufficiently received (except as otherwise provided herein) (a) upon receipt when personally delivered, (b) one (1) day after being sent by overnight delivery or facsimile providing confirmation or receipt of delivery, or (c) three (3) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

11.   Waiver.  Any of the rights, powers, preferences and other terms of the Series C Preferred set forth herein may be waived (including a partial waiver) on behalf of all holders of Series C Preferred by the affirmative written consent or vote of the holders of at least 67% of the shares of Series C Preferred then outstanding.

* * * * *

ANNEX C

Series E Preferred, Series E-1 Preferred and Series E-2 Preferred

1.   Series E Convertible Preferred Stock; Series E-1 Convertible Preferred Stock; Series E-2 Convertible Preferred Stock; Stated Value.  This Annex C sets forth the rights, preferences and restrictions of the Series E Preferred, Series E-1 Preferred and the Series E-2 Preferred.  Except as expressly set forth herein, all references to sections and subsections below shall mean the sections and subsections set forth in this Annex C.  For purposes hereof, the “Stated Value” of each share of Series E Preferred, Series E-1 Preferred, or Series E-2 Preferred is $1,000 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

2.   Rank and Dividends.

(a)   Rank.  Except as otherwise set forth in this Annex C, the Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred shall, with respect to dividends and distributions upon liquidation, winding-up and dissolution of the Corporation, rank (i) pari passu with each other and with any other class or series of capital stock that is expressly pari passu to the Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred as to dividends or distributions upon liquidation, winding-up and dissolution of the Corporation that is created in accordance with Section 4(d); provided, however, that the Series E-2 Preferred shall be senior to the Series E Preferred and Series E-1 Preferred under the provisions of, and under the circumstances described in, Section 3(a)(iii), (ii) senior to the common stock, par value $0.0001 per share, of the Corporation (the “Common Stock”), the Series A Participating Preferred Stock, par value $0.0001 per share, of the Corporation (the “Series A Preferred”), the Series B Convertible Preferred Stock, par value $0.0001 per share, of the Corporation (the “Series B Preferred”), the Series B-1 Convertible Preferred Stock, par value $0.0001 per share, of the Corporation (the “Series B-1 Preferred”), the Series C Preferred Stock, par value $0.0001 per share, of the Corporation (the “Series C Preferred”), the Series D Convertible Preferred Stock, par value $0.0001 per share, of the Corporation (the “Series D Preferred”), and the Series D-1 Convertible Preferred Stock (the “Series D-1 Preferred”), and (iii) junior to any class or series of capital stock that expressly ranks senior to the Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred as to dividends or distributions upon liquidation, winding-up and dissolution of the Corporation that is created in accordance with Section 4(d).

(b)   Dividends.  From and after its respective date of issuance, dividends at the rate per annum of 8% of the Stated Value (the “Dividend Rate”), compounded annually, shall accrue on each share of Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred (subject to adjustment for any stock splits, stock dividends, recapitalizations or the like) (the “Accruing Dividends”).  Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative.  Notwithstanding anything herein to the contrary, except as set forth in the final sentence of this Section 2(b) and in Sections 3(a) and (b), 5(a), (b), (c) and (e) and 6, Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Accruing Dividends.  In the event the Corporation determines to pay such Accruing Dividends in cash for any reason that is not in connection with any event described in Sections 3, 5 or 6, the Corporation will provide written notice at least ten days prior to the Board of Directors’ declaration of any such dividends to each holder of shares of the Series E Preferred, Series E-1 Preferred and Series E-2 Preferred, and such holders may, by the affirmative vote or written consent of the holders of at least 66.6% of the shares of the Series E Preferred, Series E-1 Preferred and Series E-2 Preferred then outstanding, voting together as a single class, elect to require the Company not to declare such Accruing Dividends in cash at such time, and, in such event, such Accruing Dividends shall continue to accrue in accordance with the terms in this Section 2(b).  If such requisite holders of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred make such election to require the Company not to declare such Accruing Dividends, such holders shall deliver written notice of such election to the Corporation no later than five days prior to the proposed date of such payment as described in the Corporation’s written notice.  If such holders do not give written notice to the Corporation of such election prior to such five-day period, then such holders will be deemed to have not made such election and the Corporation may proceed with the declaration of such Accruing Dividends.  Except under circumstances where the holders of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred have elected to require the Company not to declare Accruing Dividends pursuant to provisions of this Section 2(b), no dividend or other distribution shall be paid, declared or set aside for payment on any share of Common Stock or any series of Preferred Stock expressly made junior to the Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred unless (in addition to the obtaining of any consent required in the Amended and Restated Certificate of Incorporation of the Corporation) all Accruing Dividends with respect to each outstanding share of the Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred have been or are simultaneously declared and paid in cash.

3.   Liquidation Preference.

(a)   Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred Liquidation Preference.

(i)   Subject to the provisions set forth in Sections 3(a)(iii), in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (including, without limitation, a deemed liquidation pursuant to Section 3(c)), subject to the rights of any series of Preferred Stock which may from time to time come into existence in accordance with the terms of this Annex C, the holders of Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred shall be entitled to receive by reason of their ownership thereof, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock or the holders of any series of Preferred Stock expressly made junior to the Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred, an amount per share equal to the sum of (A) the Stated Value of such share multiplied by two (2) plus (B) the Accruing Dividends relating thereto; provided, however, with respect to the holders of Series E-2 Preferred, such distribution to such holders shall be reduced by any amount received in accordance with Section 3(a)(iii).

(ii)   Subject to the provisions set forth in Sections 3(a)(iii), if, upon the occurrence of an event of liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (including, without limitation, a deemed liquidation pursuant to Section 3(c)), the assets and funds available for distribution among the holders of the Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred (and any other series of Preferred Stock expressly made pari passu with the Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred with respect to payments upon liquidation, dissolution or winding up, if applicable), shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then, subject to the rights of any series of Preferred Stock which may from time to time come into existence in accordance with the terms of this Annex C, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred (and any other series of Preferred Stock expressly made pari passu with the Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred with respect to payments upon liquidation, dissolution or winding up, if applicable) in accordance with the respective full preferential amounts to which such holders are entitled; provided, however, with respect to the holders of Series E-2 Preferred, such distribution to such holders shall be reduced by any amount received in accordance with Section 3(a)(iii).

(iii)   If, upon the occurrence of an event of liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary (including, without limitation, a deemed liquidation pursuant to Section 3(c)), the assets and funds legally available for distribution among the holders of the Corporation’s capital stock shall be less than the sum of  the total Stated Value of all outstanding shares of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred at the time of such liquidation, dissolution or winding up, then, subject to the rights of any series of Preferred Stock which may from time to time come into existence in accordance with the terms of this Annex C (including Section 4(d) hereof), the Corporation shall distribute such available amount among the holders of shares of the Series E-2 Preferred (and any other series of Preferred Stock expressly made pari passu with the Series E-2 Preferred with respect to payments upon liquidation, dissolution or winding up, if applicable) pro-rata based on the number of such shares held by each such holder and only up to the sum of (i) the Stated Value of each such share plus (ii) the Accruing Dividends on each such share that remain unpaid at the time of such liquidation, dissolution or winding up (such preference amount, the “Minimum Preference”). After the distribution of the Minimum Preference, the Corporation shall distribute any remaining legally available amount in accordance with the provisions set forth in Section 3(a)(ii).

(b)   Distribution of Remaining Assets.  Subject to the rights of any series of Preferred Stock which may from time to time come into existence in accordance with the terms of this Annex C, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (including, without limitation, a deemed liquidation pursuant to Section 3(c)), after the payment of all preferential amounts required to be paid to the holders of shares of Series E Preferred, Series E-1 Preferred, Series E-2 Preferred, Series C Preferred, Series A Preferred and any other series of Preferred Stock having a preference with respect to liquidations, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of Series E Preferred, Series E-1 Preferred, Series E-2 Preferred, Series A Preferred and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose each such share of Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred as if they had been converted to Common Stock immediately prior to such dissolution, liquidation or winding up of the Corporation and each such share of Series A Preferred as if it had been converted into one hundred (100) shares of Common Stock (subject to appropriate adjustment in the event of any stock split, stock dividend, combination or other similar recapitalization with respect to the Series A Preferred if there is no proportionate action taken with respect to the Common Stock) immediately prior to such liquidation, dissolution or winding up of the Corporation and treating any other shares of Preferred Stock in accordance with the terms of their liquidation preference and participation rights; provided, however, that if the sum of the aggregate amount which the holders of Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred are entitled to receive pursuant to Section 3(a) and this Section 3(b) plus all prior dividends and other distributions actually paid or distributed in respect of shares of Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred equals or exceeds $5,000 per share (subject to adjustment for any stock splits, stock dividends, recapitalizations or the like) (such $5,000 per share, the “Maximum Participation Amount”), then each holder of Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred shall be entitled to receive, in respect of their shares of Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred, upon such liquidation, dissolution or winding up an aggregate amount pursuant to Section 3(a) and this Section 3(b) equal to the greater of (i) the Maximum Participation Amount and (ii) an amount equal to the sum of (A) the total Stated Value of such holder’s shares of Series E Preferred, Series E-1 Preferred and/or Series E-2 Preferred, as applicable, plus (B) the Accruing Dividends on such shares that remain unpaid at the time of such liquidation, dissolution or winding up, plus (C) the amount such holder would have received if all shares of Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up.  For avoidance of doubt, subject to the rights of any series of Preferred Stock which may from time to time come into existence in accordance with the terms of this Annex C, any amounts not paid or distributed to the holders of Series E Preferred, Series E-1 Preferred and E-2 Preferred as a result of the immediately preceding sentence, shall be distributed to the holders of Series A Preferred and Common Stock in accordance with the terms of this Section 3(b).  The aggregate amount which a holder of a share of Series E Preferred, Series E-1 Preferred, or Series E-2 Preferred is entitled to receive under Section 3(a) and this Section 3(b) is hereinafter referred to as the “Series E Liquidation Amount.”

(c)   Certain Acquisitions.  For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to occur on a Change of Control (as defined below).  Subject to the rights of holders of any series of Preferred Stock which may from time to time come into existence in accordance with the terms of this Annex C and subject to Section 3(a)(ii) and (iii), in the event of any such deemed liquidation, provision shall be made in connection with such transaction to ensure that the holders of Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred receive, in connection with such transaction, an amount per share equal to the Series E Liquidation Amount.  If the consideration received by the Corporation in any deemed liquidation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors, including the Oak Designee, GFI Designee, Series E Designee or at least one DBIC Designee (as such terms are defined below) (if any such Oak Designee, GFI Designee, Series E Designee or DBIC Designee is then a member of the Board of Directors).  The Corporation shall give each holder of record of Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred written notice of any such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier.  For purposes hereof, (i) “Change of Control” means (A) a consolidation, merger, reorganization or other form of acquisition of or by the Corporation in which the Corporation’s stockholders immediately prior to the transaction retain less than 50% of the voting power of, or economic interest in, the surviving or resulting entity (or its parent), (B) a sale of more than a majority of the Corporation’s assets, (C) the acquisition by any person or group of persons of more than 50% of the Corporation’s outstanding voting securities or (E) during any period of twenty-four (24) consecutive months, Continuing Directors (as defined below) cease for any reason to constitute a majority of the directors of the Board of Directors or the board of directors of the surviving or resulting entity (or its parent) and (ii) “Continuing Director” means, as of any determination date, any member of the Board of Directors or the board of directors of the surviving or resulting entity (or its parent) who: (V) was a member of the Board of Directors as of February 2, 2011, (W) was a member of the Board of Directors on the date that was twenty-four (24) months prior to such determination date, (X) was a Series E Designee, GFI Designee, DBIC Designee or Oak Designee, (Y) was nominated with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, or (Z) was elected with the approval of holders of at least a majority of the Series C Preferred, Series E Preferred or Series E-2 Preferred.

4.   Voting Rights.

(a)   Series E Preferred.  On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of a meeting), each holder of outstanding shares of Series E Preferred shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series E Preferred are convertible (pursuant to Section 5(a) hereof) as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the provisions of Section A.1.(c) of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation and Section 4(d) and (e), holders of Series E Preferred shall vote together with the holders of Common Stock, and with holders of any other series of Preferred Stock the terms of which so provide, as a single class.

(b)   Series E-1 Preferred.  Except as may otherwise be required by applicable law or pursuant to the provisions of Section A.1.(c) of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation and Section 4(d) and (e), the Series E-1 Preferred shall not have the right to vote with respect to any matters.

(c)   Series E-2 Preferred.  On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series E-2 Preferred shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series E-2 Preferred are convertible (pursuant to Section 5(c) hereof) as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the provisions of Section A.1.(c) of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation and Section 4(d) and (e), holders of Series E-2 Preferred shall vote together with the holders of Common Stock, and with holders of any other series of Preferred Stock the terms of which so provide, as a single class.

(d)   Approval by Holders of Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred of Certain Actions by the Corporation.  In addition to any other vote or consent required by law or this Annex C, for so long as any holder of Series E Preferred, Series E-1 Preferred, and/or Series E-2 Preferred shall continue to hold at least 25% of the total number of shares of Series E Preferred, Series E-1 Preferred, and/or Series E-2 Preferred that such holder shall have purchased or received from the Corporation, the Corporation shall not (either directly or indirectly by amendment, merger, consolidation, sale of substantially all of its assets, liquidation, dissolution, winding-up, reorganization or otherwise), without first obtaining the affirmative vote or written consent of the holders of at least 66.6% of the shares of the Series E Preferred, Series E-1 Preferred, and/or Series E-2 Preferred then outstanding, voting together as a single class, take any action that:

(i)   alters the rights, preferences or privileges of the Series E Preferred, Series E-1 Preferred or Series E-2 Preferred;

(ii)   creates any new class or series of shares, or issues any such shares or options or convertible securities exercisable or convertible into such shares, that have a preference over or are on parity with the Series E Preferred, Series E-1 Preferred or Series E-2 Preferred with respect to dividends or liquidation preferences;

(iii)   reclassifies Common Stock, Series A Preferred, Series B Preferred, Series B-1 Preferred, Series D Preferred or Series D-1 Preferred into shares that have a preference over or are on parity with the Series E Preferred, Series E-1 Preferred or Series E-2 Preferred with respect to dividends or liquidation preferences;

(iv)   adversely affects or would result in any disproportionate adverse consequences for the holders of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred (solely in respect of their rights as stockholders); or

(v)   alters or amends the provisions of this Section 4.

(e)   Approval by Holders of Series C Preferred, Series E Preferred, Series E-1 Preferred, and Series E-2 Preferred of Certain Actions by the Corporation.  In addition to any other vote or consent required by law or this Annex C, for so long as any holder of Series E Preferred, Series E-1 Preferred and/or Series E-2 Preferred shall continue to hold at least 25% of the total number of shares of Series E Preferred, Series E-1 Preferred and/or Series E-2 Preferred that such holder shall have purchased or received from the Corporation, the Corporation shall not (either directly or indirectly by amendment, merger, consolidation, sale of substantially all of its assets, liquidation, dissolution, winding-up, reorganization or otherwise), without first obtaining the affirmative vote or written consent of the holders of at least 66.6% of the shares of the Series C Preferred (but only if any holder of Series C Preferred shall hold at least 25% of the total number of shares of Series C Preferred that were issued on the Series C Original Issue Date (as defined in Annex B of this Amended and Restated Certificate of Incorporation of the Corporation), Series E Preferred, Series E-1 Preferred and Series E-2 Preferred then outstanding, voting together as a single class (provided that the respective votes per share of the Series C Preferred, Series E Preferred, Series E-1 Preferred and Series E-2 Preferred shall be determined on an as-converted to Common Stock basis and, provided further, that if the Determination Date has not occurred as of the record date for such vote, the Conversion Shares shall be determined as if the Conversion Value was determined as of such record date (or, if such record date is not the last day of a month, the last day of the immediately preceding month)), take any action that:

(i)   authorizes or pays any dividend or other distribution with respect to the Common Stock;

(ii)   results in (A) the consolidation or merger of the Corporation with or into any other corporation or business entity (other than with or into a wholly-owned domestic subsidiary of the Corporation or with respect to such consolidation or merger where not more than 50% of the voting power of the Corporation is transferred to any party or parties other than the existing stockholders of the Corporation), (B) the sale, pledge or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or (C) the liquidation, dissolution, winding-up, conversion or reorganization of the Corporation, but excluding, in each case, any (Y) pledge of assets of the Corporation in connection with the Corporation’s incurrence of indebtedness permitted by Section 4(e)(iv) and (Z) any non-exclusive license to use any of the Corporation’s electronic trading platforms or software that is entered into by the Corporation in the ordinary course of its business;

(iii)   (A) commences a voluntary proceeding seeking liquidation, reorganization or other relief with respect to the Corporation or the debts of the Corporation under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Corporation or a substantial part of the property of the Corporation, (B) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Corporation, (C) makes a general assignment for the benefit of creditors, (E) generally results in the failure to pay the debts of the Corporation as they become due, or (E) authorizes any of the foregoing;

(iv)   incurs indebtedness for borrowed money unless the Corporation would have, after giving pro forma effect to such incurrence, an EBITDA-to-interest ratio of at least 2:1;

(v)   results in the repurchase or redemption by the Corporation of equity securities of the Corporation, except (i) to the extent permitted by the Series E Stockholders’ Agreement, dated as of December 5, 2011, by and among the Corporation and the stockholders party thereto (as amended or amended and restated from time to time, the “Series E Stockholders’ Agreement”), or (ii) as approved by the Board of Directors, including the consent of the Oak Designee, GFI Designee, Series E Designee or at least one DBIC Designee (if any such Oak Designee, GFI Designee, Series E Designee or DBIC Designee is then a member of the Board of Directors; provided, that, the consent of any such Oak Designee, GFI Designee, Series E Designee or DBIC Designee, as the case may be, shall be deemed not to have been obtained for purposes of the foregoing approval requirement if the stockholder who designated such Designee or an Affiliate of such stockholder would obtain, by virtue of or resulting from the action so approved, any material benefit that is disproportionate relative to the benefit obtained by the stockholders who designated all such other designees (or their Affiliates) as a result of such action); or

(vi)   results in a material change in the principal business of the Corporation, except as approved by the Board of Directors, including the consent of the Oak Designee, GFI Designee, Series E Designee or at least one DBIC Designee (if any such Oak Designee, GFI Designee, Series E Designee or DBIC Designee is then a member of the Board of Directors; provided, that, the consent of any such Oak Designee, GFI Designee, Series E Designee or DBIC Designee, as the case may be, shall be deemed not to have been obtained for purposes of the foregoing approval requirement if the stockholder who designated such Designee or an Affiliate of such stockholder would obtain, by virtue of or resulting from the action so approved, any material benefit that is disproportionate relative to the benefit obtained by the stockholders who designated all such other designees (or their Affiliates) as a result of such action).

Notwithstanding the foregoing, the Corporation shall be permitted (either directly or indirectly) by amendment, merger, consolidation, sale of substantially all of its assets, liquidation, dissolution, winding-up, reorganization or otherwise) to take any of the actions set forth in Section 4(d), without first obtaining any affirmative vote or written consent required pursuant to this Section 4(d), if, in connection therewith, the holders of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred would either directly or indirectly receive aggregate cash proceeds or securities that are publicly traded and that may be sold without restriction promptly after receipt or receive an aggregate dividend and/or distribution from the Corporation in an amount equal to at least 500% of the aggregate Stated Value for their shares of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred.

5.   Optional Conversion.  As used herein, the “Optional Conversion Price” shall initially be $0.07; provided, that, such Optional Conversion Price, and the rate at which shares of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred may be converted into shares of Common Stock, shall be subject to adjustment as provided below.  The holders of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred shall have conversion rights as follows:

(a)   Series E Preferred Right to Convert.  Each share of Series E Preferred, and all Accruing Dividends thereon that remain unpaid, shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the sum of (x) the Stated Value applicable to such shares of Series E Preferred and (y) all Accruing Dividends thereon that remain unpaid as of such date by (ii) the Optional Conversion Price in effect at the time of conversion (such quotient is referred to as a “Series E Conversion Rate”).

(b)   Series E-1 Preferred Right to Convert.  Each share of Series E-1 Preferred and all Accruing Dividends thereon that remain unpaid shall be convertible, at the option of the holder thereof (but subject to the proviso below), without payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the sum of (x) the Stated Value applicable to such shares of Series E-1 Preferred and (y) all Accruing Dividends thereon that remain unpaid as of such date by (ii) the Optional Conversion Price in effect at the time of conversion (such quotient is referred to as a “Series E-1 Conversion Rate”); provided, that such conversion may only occur under the following circumstances (i) as part of (A) a widespread public offering or (B) a private offering where no single purchaser (together with its affiliates) acquires more than 2% of the total voting shares of the Corporation outstanding after giving effect to the offering, (ii) as part of a sale to an underwriter for the purpose of underwriting a widely distributed public or private offering set forth in clause (i), (iii) in connection with one or more open market transactions effected on a stock exchange, electronic communication network or similar execution system, or in the over-the-counter market (which may include a sale to one or more broker-dealers acting as market makers or otherwise intending to resell the voting equity sold to them in accordance with their normal business practices), (iv) in a sale to an acquirer which has acquired control of a majority of the total voting equity, or (v) with the written approval of the U.S. Board of Governors of the Federal Reserve System or its staff.

(c)   Series E-2 Preferred Right to Convert.  Each share of Series E-2 Preferred, and all Accruing Dividends thereon that remain unpaid, shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the sum of (x) the Stated Value applicable to such shares of Series E-2 Preferred and (y) all Accruing Dividends thereon that remain unpaid as of such date by (ii) the Optional Conversion Price in effect at the time of conversion (such quotient is referred to as a “Series E-2 Conversion Rate”).

(d)   Fractional Shares.  When calculating the number of shares of Common Stock into which shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred shall be converted, the Corporation shall calculate to the largest whole share of Common Stock rounding down for any fractional shares of Common Stock into which the shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred would otherwise convert.  No fractional shares of Common Stock shall be issued upon conversion.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to such fraction multiplied by the then effective applicable Optional Conversion Price.  The determination as to whether or not to make any cash payment in lieu of the issuance of fractional shares shall be based upon the total number of shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred being converted at any one time by the holder thereof, not upon each share of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred being converted.

(e)   Mechanics of Conversion.

(i)   In order for a holder of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred to convert shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred pursuant to this Section 5, such holder shall surrender the certificate or certificates for such shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) at the office of the transfer agent for the Series E Preferred, Series E-1 Preferred or Series E-2 Preferred (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series E Preferred, Series E-1 Preferred or Series E-2 Preferred represented by such certificate or certificates.  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing.  The conversion time shall be 5:00 PM local time on the date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) (the “Conversion Time”). The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver at such office to such holder of the Series E Preferred, Series E-1 Preferred or Series E-2 Preferred or to his, her or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash, as provided in Section 5(d), in lieu of any fractions of a share of Common Stock issuable upon such conversion and a certificate or certificates for the number of shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred representing the remainder of shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred not converted, to the extent that such shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred were tendered to the Corporation.

(ii)   The Corporation shall at all times when the Series E Preferred, Series E-1 Preferred or Series E-2 Preferred shall be outstanding, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series E Preferred, Series E-1 Preferred or Series E-2 Preferred.  Before taking any action that would cause an adjustment reducing the applicable Optional Conversion Price below the then par value of the capital stock issuable upon conversion, the Corporation will take any corporate action which may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock as shall be sufficient for such purpose.

(iii)   All shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Time, except for the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any cash in lieu of a fractional share required by Section 5(d).  Any shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred so converted shall be automatically retired and cancelled and may not be reissued as shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred, respectively, and shall resume the status of authorized but unissued shares of Preferred Stock undesignated as to series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred accordingly or to eliminate the designation of the Series E Preferred, Series E-1 Preferred or Series E-2 Preferred.

(iv)   The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred pursuant to this Section 5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(f)   Adjustments to Optional Conversion Price for Diluting Issues.

(i)   Special Definitions.  For purposes of this Section 5 and elsewhere herein, the following definitions shall apply:

(1)   “DBIC Designee” has the meaning given to it in the Series E Stockholders’ Agreement.

(2)   “GFI Designee” has the meaning given to it in the Series E Stockholders’ Agreement.

(3)   “Oak Designee” has the meaning given to it in the Series E Stockholders’ Agreement.

(4)   “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(5)   “Series E Original Issue Date” shall mean the date on which the first share of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred was issued.

(6)   “Series E-2 Original Issue Date” shall mean the date on which the first share of Series E-2 Preferred was issued.

(7)   “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(8)   “Series E Designee” has the meaning given to it in the Series E Stockholders’ Agreement.

(9)   “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 5(f)(iii) below, deemed to be issued) by the Corporation after the Series E Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(A)   shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on the Series E Preferred, Series E-1 Preferred or Series E-2 Preferred;

(B)   shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Sections 5(g), 5(h), 5(i) or 5(j);

(C)   any Options for shares of Common Stock issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries as may be approved from time to time by the Board of Directors, including the consent of the Oak Designee, GFI Designee, Series E Designee or at least one DBIC Designee (if any such Oak Designee, GFI Designee, Series E Designee or DBIC Designee is then a member of the Board of Directors); provided, that, the consent of any such Oak Designee, GFI Designee, Series E Designee or DBIC Designee, as the case may be, shall be deemed not to have been obtained for purposes of the foregoing approval requirement if the stockholder who designated such Designee or an Affiliate of such stockholder would obtain, by virtue of or resulting from the action so approved, any material benefit that is disproportionate relative to the benefit obtained by the stockholders who designated all such other designees (or their Affiliates) as a result of such action);

(D)   shares of Common Stock or Convertible Securities actually issued upon the exercise of Options (including, without limitation, Options outstanding as of the Series E Original Issue Date) or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities (including, without limitation, Convertible Securities outstanding as of the Series E Original Issue Date), in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; or

(E)   shares of Common Stock, Options or Convertible Securities issued (i) to suppliers, third party service providers or strategic partners in connection with the provision of goods or services or commercial transaction, or (ii) in connection with sponsored research, collaboration, technology licensing, technology development, marketing, or strategic partnerships or relationships, in each case, as approved by the Board of Directors of the Corporation, including the Oak Designee, GFI Designee, Series E Designee or at least one DBIC Designee (if any such Oak Designee, GFI Designee, Series E Designee or DBIC Designee is then a member of the Board of Directors); provided, that, the consent of any such Oak Designee, GFI Designee, Series E Designee or DBIC Designee, as the case may be, shall be deemed not to have been obtained for purposes of the foregoing approval requirement if the stockholder who designated such Designee or an Affiliate of such stockholder would obtain, by virtue of or resulting from the action so approved, any material benefit that is disproportionate relative to the benefit obtained by the stockholders who designated all such other designees (or their Affiliates) as a result of such action).

(ii)   No Adjustment of Optional Conversion Price.  No adjustment in the Optional Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 66.6% of the then outstanding shares of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred, voting together as a single class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(iii)   Deemed Issue of Additional Shares of Common Stock.

(1)   If the Corporation at any time or from time to time after the Series E Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(2)   If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Optional Conversion Price pursuant to the terms of Section 5(f)(iv), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Optional Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Optional Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment pursuant to this Section 5(f)(iii)(2) shall have the effect of increasing the Optional Conversion Price to an amount which exceeds the lower of (i) the Optional Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Optional Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(3)   If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Optional Conversion Price pursuant to the terms of Section 5(f)(iii)(2) (either because the consideration per share (determined pursuant to Section 5(f)(v)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Optional Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series E Original Issue Date), are revised after the Series E Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 5(f)(iii)(2)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(4)   Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Optional Conversion Price pursuant to the terms of Section 5(f)(iv), the Optional Conversion Price shall be readjusted to such Optional Conversion Price as would have been obtained had such Option or Convertible Security (or portion thereof) never been issued.

(5)   If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Optional Conversion Price provided for in this Section 5(f)(iii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (2) and (3) of this Section 5(f)(iii)).  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Optional Conversion Price that would result under the terms of this Section 5(f)(iii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Optional Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(iv)   Adjustment of Optional Conversion Price Upon Issuance of Additional Shares of Common Stock.  In the event the Corporation shall issue, at any time after the Series E Original Issue Date until 11:59 PM local time on the date is that is the 18th month anniversary of the Series E-2 Original Issue Date (the “Anti-Dilution Period”), Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(f)(iii)), without consideration or for a consideration per share less than the Optional Conversion Price in effect immediately prior to such issue, then the Optional Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1*  (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(A)   “CP2” shall mean the Optional Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(B)   “CP1” shall mean the Optional Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(C)   “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series E Preferred, Series E-1 Preferred and Series E-2 Preferred) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(D)   “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(E)   “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

Upon the expiration of the Anti-Dilution Period, this Section 5(f) shall expire and no adjustment to the Optional Conversion price shall be made pursuant to the terms of this Section 5(f); provided that any subsequent adjustment contemplated by Sections 5(f)(iii)(2) or (4) or 5(f)(v)(3) shall nevertheless be made.

(v)   Determination of Consideration.  For purposes of this Section 5(f), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1)   Cash and Property:  Such consideration shall:

(A)   insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(B)   insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors (including the Oak Designee, GFI Designee, Series E Designee or at least one DBIC Designee (if any such Oak Designee, GFI Designee, Series E Designee or DBIC Designee is then a member of the Board of Directors)); and

(C)   in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors (including the Oak Designee, GFI Designee, Series E Designee or at least one DBIC Designee (if any such Oak Designee, GFI Designee, Series E Designee or DBIC Designee is then a member of the Board of Directors)).

(2)   Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(f)(iii), relating to Options and Convertible Securities, shall be determined by dividing

(A)   the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B)   the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(3)   Multiple Closing Dates.  In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Optional Conversion Price pursuant to the terms of Section 5(f)(iv), and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Optional Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(g)   Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Series E Original Issue Date effect a subdivision of the outstanding Common Stock, the Optional Conversion Price then in effect immediately before that subdivision shall be proportionately decreased.  If the Corporation shall at any time or from time to time after the Series E Original Issue Date combine the outstanding shares Common Stock, the Optional Conversion Price then in effect immediately before the combination shall be proportionately increased.  Any adjustment under this Section 5(g) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(h)   Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time, or from time to time after the Series E Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Optional Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Optional Conversion Price then in effect by a fraction:  (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Optional Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Optional Conversion Price shall be adjusted pursuant to this Section 5(h) as of the time of actual payment of such dividends or distributions; and provided, further, that no such adjustment shall be made if the holders of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred simultaneously receive an identical dividend or distribution in shares of Common Stock in a number equal to the number of shares of Common Stock that they would have received if all outstanding shares of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred had been converted into Common Stock immediately prior to such event.

(i)   Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series E Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series E Preferred, Series E-1 Preferred and Series E-2 Preferred shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series E Preferred, Series E-1 Preferred and Series E-2 Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 5(i); and provided further, that no such adjustment shall be made if the holders of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities that they would have received if all outstanding shares of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred had been converted into Common Stock immediately prior to such event.

(j)   Adjustment for Reclassification, Exchange, Merger or Substitution.  If the Common Stock issuable upon the conversion of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, consolidation, merger or otherwise (other than a subdivision or combination of shares or stock dividend provided for above), then and in each such event the holder of each such share of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred shall thereafter be convertible (in lieu of the Common Stock into which it was previously convertible) into the kind and amount of shares of stock and other securities and property receivable, upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred might have been converted immediately prior to such reorganization, reclassification, consolidation, merger or change, all subject to further adjustment as provided herein.

6.   Mandatory Conversion.  In the event that (a) shares of Common Stock are listed on a national securities exchange, (b) shares of Common Stock trade with a closing price of at least $1.00 (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares) for a period of 180 consecutive trading days on average trading volume of not less than 250,000 (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares) shares per day over the subject 180 trading day period, and (c) the Common Stock has an aggregate market value of at least $100,000,000 as of the last day of such 180 trading day period, (i) all outstanding shares of Series E Preferred and Series E-2 Preferred and all Accruing Dividends for each such shares that remain unpaid as of such date shall automatically be converted into shares of Common Stock at the then effective Series E Conversion Rate and Series E-2 Conversion Rate, respectively, and (ii) all outstanding shares of Series E-1 Preferred and all Accruing Dividends thereon that remain unpaid as of such date shall automatically be converted into such number of shares of Series A Preferred as is determined by dividing the sum of the Stated Value applicable to such shares of Series E-1 Preferred and all Accruing Dividends thereon that remain unpaid as of such date by the product of (A) the Optional Conversion Price multiplied by (B) 100 (the “Mandatory Conversion Multiple”) (with such Mandatory Conversion Multiple subject to appropriate adjustment in the event of any stock split, stock dividend, combination or other similar recapitalization with respect to the Series A Preferred if there is no proportionate action taken with respect to the Common Stock) (collectively, the “Mandatory Conversion”).  All certificates evidencing shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred shall, from and after the Mandatory Conversion, be deemed to have been retired and cancelled and the shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred represented thereby converted into Common Stock or Series A Preferred, as applicable, for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.  All rights with respect to the Series E Preferred, Series E-1 Preferred or Series E-2 Preferred converted pursuant to this Section 6 will terminate immediately upon the triggering of an automatic conversion pursuant to this Section 6, except the right to receive the securities issuable upon conversion.  Such converted Series E Preferred, Series E-1 Preferred or Series E-2 Preferred may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without need for stockholder action) as may be necessary to reduce the authorized number of shares of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred accordingly.  All holders of record of shares of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred shall be sent written notice of the Mandatory Conversion and the place designated for mandatory conversion of all such shares of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred pursuant to this Section 6.  Such notice need not be sent in advance of the occurrence of the Mandatory Conversion.  Upon receipt of such notice, each holder of shares of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  As soon as practicable after the Mandatory Conversion and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series E Preferred, Series E-1 Preferred and Series E-2 Preferred, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock or Series A Preferred, as the case may be, issuable on such conversion, together with cash in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion.

7.   Fractional Shares.  Series E Preferred, Series E-1 Preferred and Series E-2 Preferred may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights (if any), receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred, respectively.

8.   Notices of Record Date.  In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred, at least five (5) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the anticipated amount and character of such dividend, distribution or right; provided, however, that the foregoing obligations may be waived prospectively or retrospectively by holders of shares of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred representing at least a majority of the outstanding shares of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred.

9.   Notices.  Any notice required by the provisions of this Annex C to be given to the holders of Series E Preferred, Series E-1 Preferred and/or Series E-2 Preferred shall be deemed to have been sufficiently received (except as otherwise provided herein) (a) upon receipt when personally delivered, (b) one (1) day after being sent by overnight delivery or facsimile providing confirmation or receipt of delivery, or (c) three (3) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

10.   Waiver.  Any of the rights, powers, preferences and other terms of the Series E Preferred, Series E-1 Preferred and Series E-2 Preferred set forth herein may be waived (including a partial waiver) on behalf of all holders of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred by the affirmative written consent or vote of the holders of at least 66.6% of the shares of Series E Preferred, Series E-1 Preferred and Series E-2 Preferred, as a single class, then outstanding.

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